The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com
Cincinnati Financial Reports Fourth-Quarter and Full-Year 2025 Results

Cincinnati, February 9, 2026 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Fourth-quarter 2025 net income of $676 million, or $4.29 per share, compared with $405 million, or $2.56 per share, in the fourth quarter of 2024, after recognizing a $145 million fourth-quarter 2025 after-tax increase in the fair value of equity securities still held.
•Full-year 2025 net income of $2.393 billion, or $15.17 per share, compared with $2.292 billion, or $14.53 per share, in 2024.
•$34 million or 7% increase in fourth-quarter 2025 non-GAAP operating income* to $531 million, or $3.37 per share, compared with $497 million, or $3.14 per share, in the fourth quarter of last year.
•$57 million or 5% increase in full-year 2025 non-GAAP operating income to $1.254 billion, or $7.95 per share, up from $1.197 billion, or $7.58 per share, with an increase of $112 million in after-tax net investment income partially offset by a decrease of $62 million in after-tax property casualty underwriting profit.
•$271 million increase in fourth-quarter 2025 net income, compared with fourth-quarter 2024, including the effects of after-tax net increases of $237 million from net investment gains, $21 million from property casualty underwriting profit and $20 million from investment income.
•$102.35 book value per share at December 31, 2025, up $13.24 since year-end 2024.
•18.8% value creation ratio for full-year 2025, compared with 19.8% for 2024.

Financial Highlights

(Dollars in millions except per share data)	Three months ended December 31,			Twelve months ended December 31,
	2025	2024	% Change	2025	2024	% Change
Revenue Data
Earned premiums	$2,592	$2,365	10	$9,983	$8,889	12
Investment income, net of expenses	305	280	9	1,165	1,025	14
Total revenues	3,091	2,538	22	12,631	11,337	11
Income Statement Data
Net income	$676	$405	67	$2,393	$2,292	4
Investment gains and losses, after-tax	145	(92)	nm	1,139	1,095	4
Non-GAAP operating income*	$531	$497	7	$1,254	$1,197	5
Per Share Data (diluted)
Net income	$4.29	$2.56	68	$15.17	$14.53	4
Investment gains and losses, after-tax	0.92	(0.58)	nm	7.22	6.95	4
Non-GAAP operating income*	$3.37	$3.14	7	$7.95	$7.58	5

Book value				$102.35	$89.11	15
Cash dividend declared	$0.87	$0.81	7	$3.48	$3.24	7
Diluted weighted average shares outstanding	157.5	158.1	0	157.7	157.8	0

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 4Q25 Release 1

Insurance Operations Highlights
•85.2% fourth-quarter 2025 property casualty combined ratio, up from 84.7% for the fourth quarter of 2024. Full-year 2025 property casualty combined ratio at 94.9%, with net written premiums up 9%.
•5% growth in fourth-quarter 2025 net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$331 million fourth-quarter 2025 property casualty new business written premiums. Agencies appointed since the beginning of 2024 contributed $33 million or 10% of total fourth-quarter new business written premiums.
•$31 million of fourth-quarter 2025 life insurance subsidiary net income and 3% growth in fourth-quarter 2025 term life insurance earned premiums. Full-year 2025 net income rose 16%.
Investment and Balance Sheet Highlights
•9% or $25 million increase in fourth-quarter 2025 pretax investment income, including a 10% increase in bond interest income.
•12% full-year increase in fair value of total investments at December 31, 2025, including a 12% increase for the bond portfolio and a 13% increase for the stock portfolio.
•$5.568 billion parent company cash and marketable securities at year-end 2025, up 7% from a year ago.

Resiliency Led to Insurance Profitability
Stephen M. Spray, president and chief executive officer, commented: “After beginning the year with the worst catastrophe loss in our company’s history, it took persistence and focus to record a 4% increase in full-year net income of $2.393 billion and $1.254 billion in full-year 2025 non-GAAP operating income – a 5% increase compared with 2024.

“For the fourth quarter, our insurance operations produced a combined ratio of 85.2% – one of our best fourth quarters in the last decade. On a full-year basis, our combined ratio of 94.9% is comfortably within our long-term annual average goal of 92% to 98% and marks 14 consecutive years of achieving an underwriting profit.

“Importantly, we continued seeing steady progress in our current accident year combined ratio before catastrophe losses. That measure improved 0.4 percentage points to 86.1% for 2025, even with the unfavorable effects of $52 million in reinsurance reinstatement premiums related to the California wildfires.

“Our life insurance subsidiary also contributed nicely, recording a 16% increase in net income to $106 million.”

Balancing Pricing Discipline and Growth
“Total property casualty net written premiums increased 9% for the year, crossing $10 billion for the first time in our company’s 75-year history. While new business written premiums slowed in total for the fourth quarter and the full year, our commercial business recorded 4% growth in standard and 17% growth in excess and surplus lines new business over the course of 2025.

“Looking ahead, we know that it will take continued pricing discipline and product innovation – supported by the ongoing appointment of new agencies – to keep up the profitable growth of our insurance business.

“Our 189 commercial lines field marketing representatives work closely with the agencies in their territories, developing a deep understanding of the market conditions unique to that community. Leaning on their colleagues in a variety of disciplines, including excess and surplus lines, management liability, life insurance and loss control – they can craft comprehensive risk management programs enhanced by the ease of doing business through the Cincinnati family of companies.

“We believe that our hallmarks of strong agency relationships and fast, fair and empathetic claims service, will continue to encourage appointed agents to place their high-quality business with Cincinnati Insurance.”

Record Book Value
“At December 31, 2025, our book value per share climbed 15% from a year ago, to $102.35, bolstered by a 14% increase in net pretax investment income, reaching nearly $1.2 billion for the year.

“Consolidated cash and total investments reached more than $33 billion. Our ample capital allows us to execute our long-term strategies and, at the same time, continue to pay dividends to shareholders. Our value creation ratio for 2025, which considers the dividends we pay as well as the growth in book value, was 18.8%, ahead of our 10% to 13% average annual target for this measure.”
                                             CINF 4Q25 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2025	2024	% Change	2025	2024	% Change
Earned premiums	$2,508	$2,284	10	$9,653	$8,568	13
Fee revenues	3	3	0	14	12	17
Total revenues	2,511	2,287	10	9,667	8,580	13

Loss and loss expenses	1,397	1,255	11	6,335	5,436	17
Underwriting expenses	736	680	8	2,831	2,564	10
Underwriting profit	$378	$352	7	$501	$580	(14)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	55.7%	55.0%	0.7	65.6%	63.5%	2.1
Underwriting expenses	29.5	29.7	(0.2)	29.3	29.9	(0.6)
Combined ratio	85.2%	84.7%	0.5	94.9%	93.4%	1.5

			% Change			% Change
Agency renewal written premiums	$1,939	$1,759	10	$8,023	$7,080	13
Agency new business written premiums	331	382	(13)	1,474	1,541	(4)
Other written premiums	91	102	(11)	585	622	(6)
Net written premiums	$2,361	$2,243	5	$10,082	$9,243	9

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	55.3%	51.0%	4.3	56.8%	56.6%	0.2
Current accident year catastrophe losses	1.2	5.0	(3.8)	10.8	9.6	1.2
Prior accident years before catastrophe losses	(0.6)	(0.0)	(0.6)	(1.3)	(1.6)	0.3
Prior accident years catastrophe losses	(0.2)	(1.0)	0.8	(0.7)	(1.1)	0.4
Loss and loss expense ratio	55.7%	55.0%	0.7	65.6%	63.5%	2.1

Current accident year combined ratio before catastrophe losses	84.8%	80.7%	4.1	86.1%	86.5%	(0.4)

•5% and 9% growth in fourth-quarter and full-year 2025 property casualty net written premiums, reflecting price increases, premium growth initiatives and a higher level of insured exposures. The contribution to growth from Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM in total was less than 1 percentage point for both the fourth-quarter and full-year.
•13% and 4% decrease in fourth-quarter and full-year 2025 new business premiums written by agencies, compared with a year ago. The full-year decrease included an $87 million increase in standard market property casualty production from agencies appointed since the beginning of 2024.
•420 new agency appointments in full-year 2025, including 71 that market only our personal lines products.
•0.5 percentage-point fourth-quarter 2025 combined ratio increase, compared with 2024, including a decrease of 3.0 points for losses from catastrophes.
•1.5 percentage-point full-year 2025 combined ratio increase, including an increase of 1.6 points for losses from catastrophes.
•0.4 percentage-point improvement in full-year 2025 current accident year combined ratio before catastrophe losses, including an unfavorable 0.5 points for the net effect of $52 million for reinsurance treaty reinstatement premiums related to the January 2025 wildfires in southern California.
•0.8 and 2.0 percentage-point fourth-quarter and full-year 2025 benefit from favorable prior accident year reserve development of $20 million and $196 million, compared with 1.0 points or $25 million for fourth-quarter 2024 and 2.7 points or $236 million of favorable development for full-year 2024.
•0.2 percentage-point increase, to 56.8%, for the full-year 2025 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 1.4 points for the portion estimated as reserves for claims incurred but not reported (IBNR) and a decrease of 1.2 points for the case incurred portion.
•0.6 percentage-point decrease in full-year 2025 underwriting expense ratio, compared with the same period of 2024, primarily due to growth in earned premiums outpacing growth in various expenses.
                                             CINF 4Q25 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2025	2024	% Change	2025	2024	% Change
Earned premiums	$1,243	$1,160	7	$4,863	$4,486	8
Fee revenues	1	1	0	5	4	25
Total revenues	1,244	1,161	7	4,868	4,490	8

Loss and loss expenses	721	624	16	2,970	2,795	6
Underwriting expenses	379	356	6	1,459	1,384	5
Underwriting profit	$144	$181	(20)	$439	$311	41

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	57.9%	53.8%	4.1	61.1%	62.3%	(1.2)
Underwriting expenses	30.5	30.7	(0.2)	30.0	30.9	(0.9)
Combined ratio	88.4%	84.5%	3.9	91.1%	93.2%	(2.1)

			% Change			% Change
Agency renewal written premiums	$1,039	$1,001	4	$4,350	$4,087	6
Agency new business written premiums	180	179	1	768	741	4
Other written premiums	(34)	(37)	8	(120)	(138)	13
Net written premiums	$1,185	$1,143	4	$4,998	$4,690	7

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	59.6%	53.8%	5.8	59.9%	59.3%	0.6
Current accident year catastrophe losses	0.5	1.8	(1.3)	3.9	6.1	(2.2)
Prior accident years before catastrophe losses	(2.3)	(0.9)	(1.4)	(2.3)	(2.4)	0.1
Prior accident years catastrophe losses	0.1	(0.9)	1.0	(0.4)	(0.7)	0.3
Loss and loss expense ratio	57.9%	53.8%	4.1	61.1%	62.3%	(1.2)

Current accident year combined ratio before catastrophe losses	90.1%	84.5%	5.6	89.9%	90.2%	(0.3)

•4% and 7% growth in fourth-quarter and full-year 2025 commercial lines net written premiums, primarily due to higher agency renewal written premiums. Fourth-quarter and full-year 2025 commercial lines average renewal pricing increased in the mid-single-digit percent range.
•1% and 4% increase in fourth-quarter and full-year 2025 new business written premiums, as we continue to carefully underwrite each policy in a highly competitive market.
•3.9 percentage-point fourth-quarter 2025 combined ratio increase, compared with 2024, including a decrease of 0.3 points for losses from catastrophes.
•2.1 percentage-point full-year 2025 combined ratio improvement, including a decrease of 1.9 points for losses from catastrophes.
•2.2 and 2.7 percentage-point fourth-quarter and full-year 2025 benefit from favorable prior accident year reserve development of $27 million and $130 million, compared with 1.8 points or $21 million for fourth-quarter 2024 and 3.1 points or $138 million of favorable development for full-year 2024.
•0.6 percentage-point increase, to 59.9%, for the full-year 2025 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 0.6 points in the ratio for current accident year losses of $2 million or more per claim.
                                             CINF 4Q25 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2025	2024	% Change	2025	2024	% Change
Earned premiums	$859	$726	18	$3,199	$2,623	22
Fee revenues	1	1	0	5	5	0
Total revenues	860	727	18	3,204	2,628	22

Loss and loss expenses	468	374	25	2,419	1,795	35
Underwriting expenses	231	208	11	896	762	18
Underwriting profit (loss)	$161	$145	11	$(111)	$71	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	54.6%	51.5%	3.1	75.6%	68.5%	7.1
Underwriting expenses	26.9	28.7	(1.8)	28.0	29.0	(1.0)
Combined ratio	81.5%	80.2%	1.3	103.6%	97.5%	6.1

			% Change			% Change
Agency renewal written premiums	$764	$625	22	$3,128	$2,495	25
Agency new business written premiums	92	154	(40)	476	604	(21)
Other written premiums	(29)	(26)	(12)	(174)	(100)	(74)
Net written premiums	$827	$753	10	$3,430	$2,999	14

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	50.7%	49.7%	1.0	53.6%	53.9%	(0.3)
Current accident year catastrophe losses	1.7	1.8	(0.1)	22.2	15.6	6.6
Prior accident years before catastrophe losses	2.6	1.6	1.0	1.0	0.7	0.3
Prior accident years catastrophe losses	(0.4)	(1.6)	1.2	(1.2)	(1.7)	0.5
Loss and loss expense ratio	54.6%	51.5%	3.1	75.6%	68.5%	7.1

Current accident year combined ratio before catastrophe losses	77.6%	78.4%	(0.8)	81.6%	82.9%	(1.3)

•10% and 14% growth in fourth-quarter and full-year 2025 personal lines net written premiums, including higher renewal written premiums that benefited from rate increases in the high-single-digit percent range.
•40% and 21% decrease in fourth-quarter and full-year 2025 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market. The fourth quarter decrease included $8 million for California.
•1.3 percentage-point fourth-quarter 2025 combined ratio increase, compared with 2024, including an increase of 1.1 points for losses from catastrophes.
•6.1 percentage-point full-year 2025 combined ratio increase, including an increase of 7.1 points for losses from catastrophes and an increase in the underwriting expense ratio of 0.5 points for the effect of reinstatement premiums.
•$20 million of fourth-quarter 2025 unfavorable prior accident year reserve development, primarily from personal umbrella claims, compared with less than $1 million for fourth-quarter 2024.
•0.2 percentage-point full-year 2025 benefit from favorable prior accident year reserve development of $4 million, compared to 1.0 points or $26 million for full-year 2024.
•0.3 percentage-point improvement, to 53.6%, for the full-year 2025 ratio of current accident year losses and loss expenses before catastrophes, including an increase of 0.5 points in the ratio for current accident year losses of $2 million or more per claim.

                                             CINF 4Q25 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2025	2024	% Change	2025	2024	% Change
Earned premiums	$188	$168	12	$698	$615	13
Fee revenues	1	1	0	4	3	33
Total revenues	189	169	12	702	618	14

Loss and loss expenses	108	112	(4)	425	411	3
Underwriting expenses	51	45	13	192	167	15
Underwriting profit	$30	$12	150	$85	$40	113

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	57.5%	66.5%	(9.0)	60.9%	66.9%	(6.0)
Underwriting expenses	27.2	26.6	0.6	27.5	27.1	0.4
Combined ratio	84.7%	93.1%	(8.4)	88.4%	94.0%	(5.6)

			% Change			% Change
Agency renewal written premiums	$136	$133	2	$545	$498	9
Agency new business written premiums	59	49	20	230	196	17
Other written premiums	(11)	(11)	0	(46)	(40)	(15)
Net written premiums	$184	$171	8	$729	$654	11

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.4%	63.1%	(4.7)	63.1%	64.2%	(1.1)
Current accident year catastrophe losses	(0.4)	1.0	(1.4)	0.5	1.3	(0.8)
Prior accident years before catastrophe losses	(0.3)	2.3	(2.6)	(2.5)	1.4	(3.9)
Prior accident years catastrophe losses	(0.2)	0.1	(0.3)	(0.2)	0.0	(0.2)
Loss and loss expense ratio	57.5%	66.5%	(9.0)	60.9%	66.9%	(6.0)

Current accident year combined ratio before catastrophe losses	85.6%	89.7%	(4.1)	90.6%	91.3%	(0.7)

•8% and 11% growth in fourth-quarter and full-year 2025 excess and surplus lines net written premiums, including fourth-quarter 2025 renewal price increases averaging in the mid-single-digit percent range.
•20% and 17% increase in fourth-quarter and full-year 2025 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•8.4 percentage-point fourth-quarter 2025 combined ratio improvement, primarily due to a decrease of 4.7 points from current accident year loss and loss expenses before catastrophes.
•5.6 percentage-point full-year 2025 combined ratio improvement, primarily due to a decrease of 3.9 points from prior accident year loss and loss expenses before catastrophes.
•0.5 percentage-point fourth-quarter 2025 favorable prior accident year reserve development of $1 million, compared with unfavorable 2.4 points or $3 million for fourth-quarter 2024.
•2.7 percentage-point full-year 2025 favorable prior accident year reserve development of $19 million, compared with unfavorable development of 1.4 points or $8 million for full-year 2024.
•1.1 percentage-point improvement, to 63.1%, for the full-year 2025 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 0.4 points in the ratio for current accident year losses of $2 million or more per claim.

                                             CINF 4Q25 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2025	2024	% Change	2025	2024	% Change
Term life insurance	$61	$59	3	$240	$233	3
Whole life insurance	14	13	8	54	52	4
Universal life and other	9	9	0	36	36	0
Earned premiums	84	81	4	330	321	3
Investment income, net of expenses	51	48	6	202	190	6
Investment gains and losses, net	—	2	(100)	(6)	(7)	14
Fee revenues	2	1	100	6	5	20
Total revenues	137	132	4	532	509	5
Contract holders’ benefits incurred	75	75	0	305	301	1
Underwriting expenses incurred	23	23	0	93	93	0
Total benefits and expenses	98	98	0	398	394	1
Net income before income tax	39	34	15	134	115	17
Income tax	8	6	33	28	24	17
Net income of the life insurance subsidiary	$31	$28	11	$106	$91	16

•$9 million or 3% increase in full-year 2025 earned premiums, including a 3% increase for term life insurance, our largest life insurance product line.
•$15 million or 16% increase in full-year 2025 life insurance subsidiary net income, primarily due to increases in investment income and earned premiums.
•$160 million or 12% full-year 2025 increase to $1.467 billion in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, primarily from net income and a decrease in unrealized investment losses on fixed-maturity securities.

                                             CINF 4Q25 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2025	2024	% Change	2025	2024	% Change
Investment income, net of expenses	$305	$280	9	$1,165	$1,025	14
Investment interest credited to contract holders	(32)	(31)	(3)	(127)	(125)	(2)
Investment gains and losses, net	183	(116)	nm	1,442	1,391	4
Investments profit	$456	$133	243	$2,480	$2,291	8

Investment income:
Interest	$224	$204	10	$875	$733	19
Dividends	74	74	0	280	283	(1)
Other	11	7	57	27	25	8
Less investment expenses	4	5	(20)	17	16	6
Investment income, pretax	305	280	9	1,165	1,025	14
Less income taxes	52	47	11	200	172	16
Total investment income, after-tax	$253	$233	9	$965	$853	13

Investment returns:
Average invested assets plus cash and cash equivalents	$33,086	$29,987		$31,655	$28,374
Average yield pretax	3.69%	3.73%		3.68%	3.61%
Average yield after-tax	3.06	3.11		3.05	3.01
Effective tax rate	17.2	17.0		17.2	16.8
Fixed-maturity returns:
Average amortized cost	$18,224	$16,554		$17,743	$15,697
Average yield pretax	4.92%	4.93%		4.93%	4.67%
Average yield after-tax	4.02	4.03		4.02	3.83
Effective tax rate	18.3	18.3		18.4	18.0

•$25 million or 9% rise in fourth-quarter 2025 pretax investment income, primarily due to a 10% increase in interest income from fixed-maturity securities.
•$219 million in fourth-quarter and $1.814 billion in full-year 2025 pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Investment gains and losses on equity securities sold, net	$(2)	$—	$(13)	$181
Unrealized gains and losses on equity securities still held, net	183	(136)	1,448	1,275
Investment gains and losses on fixed-maturity securities, net	(12)	(2)	(25)	(116)
Other	14	22	32	51
Subtotal - investment gains and losses reported in net income	183	(116)	1,442	1,391
Change in unrealized investment gains and losses - fixed maturities	36	(350)	372	17
Total	$219	$(466)	$1,814	$1,408

                                             CINF 4Q25 Release 8

Balance Sheet Highlights

(Dollars in millions except share data)	At December 31,	At December 31,
	2025	2024
Total investments	$31,783	$28,378
Total assets	41,002	36,501
Short-term debt	25	25
Long-term debt	790	790
Shareholders’ equity	15,911	13,935
Book value per share	102.35	89.11
Debt-to-total-capital ratio	4.9%	5.5%

•$33.214 billion in consolidated cash and invested assets at December 31, 2025, an increase of 13% from $29.361 billion at year-end 2024.
•$18.123 billion bond portfolio at December 31, 2025, with an average rating of A2/A. Fair value increased $493 million during the fourth quarter of 2025, including $667 million in net purchases of fixed-maturity securities.
•$12.694 billion equity portfolio was 39.9% of total investments, including $8.539 billion in appreciated value before taxes at December 31, 2025. Fair value increased $147 million during the fourth quarter of 2025, including $44 million in net sales of equity securities.
•$400 million unsecured revolving credit agreement established during fourth-quarter 2025, enhancing financial flexibility and financial strength.
•$3.59 fourth-quarter 2025 increase in book value per share, including an addition of $3.42 from net income before investment gains and $1.04 from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities that were partially offset by $0.87 from dividends declared to shareholders.
•Value creation ratio of 18.8% for full-year 2025, including 9.1% from net income before investment gains, which includes underwriting and investment income, 10.2% from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, including 8.2% from our stock portfolio and 2.0% from our bond portfolio, partially offset by 0.5% from other items.

For additional information or to register for our conference call webcast, please visit investors.cinfin.com.

About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 4Q25 Release 9

Safe Harbor Statement
Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by forward-looking statements. Any forward-looking statements contained herein, are based upon our current estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “seek,” “expect,” “will,” “should,” “could,” “might,” “anticipate,” “believe,” “estimate,” “intend,” “likely,” “future,” or other similar expressions. Forward-looking statements speak only as of the date they were made; we assume no obligation to update such statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to:

Insurance-Related Risks
•Risks and uncertainties associated with our loss reserves or actual claim costs exceeding reserves
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance
•Unusually high levels of catastrophe losses due to risk concentrations or changes in weather patterns, environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes; and our ability to manage catastrophe risk
•Risks associated with analytical models in key areas such as underwriting, pricing, capital management, reserving, investments, reinsurance, and catastrophe risk management
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth
•Mergers, acquisitions, and other consolidations of agencies that result in a concentration of a significant amount of premium in one agency or agency group and/or alter our competitive advantages
•Our inability to manage business opportunities, growth prospects, and expenses for our ongoing operations
•Changing consumer insurance-buying habits
•The inability to obtain adequate ceded reinsurance on acceptable terms, for acceptable amounts, and from financially strong reinsurers; and the potential for nonpayment or delay in payment by reinsurers
•Domestic and global events, such as the wars in Ukraine and in the Middle East, future pandemics, inflationary trends, changes in U.S. trade and tariff policy, and disruptions in the banking and financial services industry, resulting in insurance losses, capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
◦Significant or prolonged decline in the fair value of securities and impairment of the assets
◦Significant decline in investment income due to reduced or eliminated dividend payouts from securities
◦Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities or in losses from policies written by Cincinnati Re or Cincinnati Global
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦The inability of our workforce, agencies, or vendors to perform necessary business functions

Financial, Economic, and Investment Risks
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Downgrades in our financial strength ratings
•Interest rate fluctuations or other factors that could significantly affect:
◦Our ability to generate growth in investment income
◦Values of our fixed-maturity investments and accounts in which we hold bank-owned life insurance contract assets
◦Our traditional life policy reserves
•Economic volatility and illiquidity associated with our alternative investments in private equity, private credit, real property, and limited partnerships
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•Failure to comply with covenants and other requirements under our credit facilities, senior debt, and other debt obligations
•Recession, prolonged elevated inflation, or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•The inability of our subsidiaries to pay dividends consistent with current or past levels impacting our ability to pay shareholder dividends or repurchase shares

General Business, Technology, and Operational Risks
•Ineffective information technology systems or failing to develop and implement improvements in technology
•Difficulties with technology or data security breaches, including cyberattacks, could negatively affect our, or our agents’, ability to conduct business; disrupt our relationships with agents, policyholders, and others; cause reputational damage, mitigation expenses, data loss, and expose us to liability
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing models and methods, including usage-based insurance methods, automation, artificial intelligence, or technology projects and enhancements expected to increase our efficiency, pricing accuracy, underwriting profit, and competitiveness
•Intense competition, and the impact of innovation, emerging technologies, artificial intelligence and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that the segment could not achieve sustainable profitability
•Unforeseen departure of certain executive officers or other key employees that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel
•Events, such as a pandemic, an epidemic, natural catastrophe, or terrorism, which could hamper our ability to assemble our workforce, work effectively in a remote environment, or other failures of business continuity or disaster recovery programs

Regulatory, Compliance, and Legal Risks
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules, and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Increase assessments for guaranty funds, other insurance‑related assessments, or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax laws, regulations, or interpretations
◦Increase other expenses
◦Limit our ability to set fair, adequate, and reasonable rates
◦Restrict our ability to cancel policies
◦Impose new underwriting standards
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
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•Adverse outcomes from litigation, environmental claims, mass torts or administrative proceedings, including effects of social inflation and third-party litigation funding on the size and frequency of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, which reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Effects of changing social, global, economic, and regulatory environments
•Additional measures affecting corporate financial reporting and governance that can affect the market value of our common stock

Risks and uncertainties are further discussed in other filings with the Securities and Exchange Commission, including our 2024 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 30.

* * *
                                             CINF 4Q25 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets (unaudited)

(Dollars in millions except per share data)	December 31,	December 31,
	2025	2024
Assets
Investments
Fixed maturities, at fair value (amortized cost: 2025—$18,304; 2024—$16,735)	$18,123	$16,182
Equity securities, at fair value (cost: 2025—$4,155; 2024—$3,953)	12,694	11,185
Short-term investments, at fair value (amortized cost: 2025—$148; 2024—$298)	148	298
Other invested assets	818	713
Total investments	31,783	28,378
Cash and cash equivalents	1,431	983
Investment income receivable	235	222
Finance receivable	146	120
Premiums receivable	3,142	2,969
Reinsurance recoverable	655	523
Prepaid reinsurance premiums	71	70
Deferred policy acquisition costs	1,344	1,242
Land, building and equipment, net, for company use (accumulated depreciation: 2025—$367; 2024—$347)	219	214
Other assets	995	828
Separate accounts	981	952
Total assets	$41,002	$36,501
Liabilities
Insurance reserves
Loss and loss expense reserves	$11,507	$10,003
Life policy and investment contract reserves	2,992	2,960
Unearned premiums	5,254	4,813
Other liabilities	1,638	1,487
Deferred income tax	1,833	1,476
Note payable	25	25
Long-term debt and lease obligations	861	850
Separate accounts	981	952
Total liabilities	25,091	22,566

Shareholders' Equity
Common stock, par value—$2 per share; (authorized: 2025 and 2024—500 million shares; issued: 2025 and 2024—198.3 million shares)	397	397
Paid-in capital	1,561	1,502
Retained earnings	16,719	14,869
Accumulated other comprehensive loss	(34)	(309)
Treasury stock at cost (2025—42.9 million shares and 2024—41.9 million shares)	(2,732)	(2,524)
Total shareholders' equity	15,911	13,935
Total liabilities and shareholders' equity	$41,002	$36,501

                                             CINF 4Q25 Release 13

Cincinnati Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Revenues
Earned premiums	$2,592	$2,365	$9,983	$8,889
Investment income, net of expenses	305	280	1,165	1,025
Investment gains and losses, net	183	(116)	1,442	1,391
Fee revenues	5	4	20	17
Other revenues	6	5	21	15
Total revenues	3,091	2,538	12,631	11,337

Benefits and Expenses
Insurance losses and contract holders’ benefits	1,472	1,330	6,640	5,737
Underwriting, acquisition and insurance expenses	759	703	2,924	2,657
Interest expense	13	13	53	53
Other operating expenses	7	13	34	32
Total benefits and expenses	2,251	2,059	9,651	8,479

Income Before Income Taxes	840	479	2,980	2,858

Provision (Benefit) for Income Taxes
Current	137	156	304	449
Deferred	27	(82)	283	117
Total provision for income taxes	164	74	587	566

Net Income	$676	$405	$2,393	$2,292

Per Common Share
Net income—basic	$4.34	$2.59	$15.32	$14.65
Net income—diluted	4.29	2.56	15.17	14.53

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at investors.cinfin.com.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in
                                             CINF 4Q25 Release 14

market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 4Q25 Release 15

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Net income	$676	$405	$2,393	$2,292
Less:
Investment gains and losses, net	183	(116)	1,442	1,391
Income tax on investment gains and losses	(38)	24	(303)	(296)
Investment gains and losses, after-tax	145	(92)	1,139	1,095
Non-GAAP operating income	$531	$497	$1,254	$1,197

Diluted per share data:
Net income	$4.29	$2.56	$15.17	$14.53
Less:
Investment gains and losses, net	1.16	(0.73)	9.14	8.82
Income tax on investment gains and losses	(0.24)	0.15	(1.92)	(1.87)
Investment gains and losses, after-tax	0.92	(0.58)	7.22	6.95
Non-GAAP operating income	$3.37	$3.14	$7.95	$7.58

Life Insurance Reconciliation

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Net income of life insurance subsidiary	$31	$28	$106	$91
Investment gains and losses, net	—	2	(6)	(7)
Income tax on investment gains and losses	—	1	(1)	(1)
Non-GAAP operating income	31	27	111	97

Investment income, net of expenses	(51)	(48)	(202)	(190)
Investment income credited to contract holders	32	31	127	125
Income tax excluding tax on investment gains and losses, net	8	5	29	25
Life insurance segment profit	$20	$15	$65	$57

                                             CINF 4Q25 Release 16

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended December 31, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,361	$1,185	$827	$184	$165
Unearned premiums change	147	58	32	4	53
Earned premiums	$2,508	$1,243	$859	$188	$218

Underwriting profit	$378	$144	$161	$30	$43

(Dollars in millions)	Twelve months ended December 31, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$10,082	$4,998	$3,430	$729	$925
Unearned premiums change	(429)	(135)	(231)	(31)	(32)
Earned premiums	$9,653	$4,863	$3,199	$698	$893

Underwriting profit (loss)	$501	$439	$(111)	$85	$88

(Dollars in millions)	Three months ended December 31, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,243	$1,143	$753	$171	$176
Unearned premiums change	41	17	(27)	(3)	54
Earned premiums	$2,284	$1,160	$726	$168	$230

Underwriting profit	$352	$181	$145	$12	$14

(Dollars in millions)	Twelve months ended December 31, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$9,243	$4,690	$2,999	$654	$900
Unearned premiums change	(675)	(204)	(376)	(39)	(56)
Earned premiums	$8,568	$4,486	$2,623	$615	$844

Underwriting profit	$580	$311	$71	$40	$158

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding.
*Included in Other are the results of Cincinnati Re and Cincinnati Global.
                                             CINF 4Q25 Release 17

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Value creation ratio:
End of period book value*	$102.35	$89.11	$102.35	$89.11
Less beginning of period book value	98.76	88.32	89.11	77.06
Change in book value	3.59	0.79	13.24	12.05
Dividend declared to shareholders	0.87	0.81	3.48	3.24
Total value creation	$4.46	$1.60	$16.72	$15.29

Value creation ratio from change in book value**	3.6%	0.9%	14.9%	15.6%
Value creation ratio from dividends declared to shareholders***	0.9	0.9	3.9	4.2
Value creation ratio	4.5%	1.8%	18.8%	19.8%

* Book value per share is calculated by dividing end of period total shareholders’ equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 4Q25 Release 18